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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-152854

Subject to Completion
Preliminary Prospectus Supplement dated March 30, 2010

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 12, 2008)

3,000,000 Shares

Lincoln Educational Services Corporation

Common Stock

        The selling stockholder named in this prospectus supplement is offering 3,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "LINC." The last reported sale price of our common stock on the NASDAQ Global Select Market on March 30, 2010 was $26.50 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholder	$	$

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares to investors on or about March             , 2010.

Barclays Capital

The date of this prospectus supplement is March             , 2010.

Prospectus Supplement

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or included in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC, in connection with this offering. Neither we, the selling stockholder nor the underwriter have authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date after the dates on the front of this prospectus supplement or the accompanying prospectus, as applicable, or for information incorporated by reference, as of the dates of that information. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock by the selling stockholder and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 12, 2008, which gives more information about us and more general information about the selling stockholders named therein. To the extent there is a conflict between the information contained in this prospectus supplement, the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. See "Where You Can Find Additional Information and Incorporation of Certain Information by Reference" in this prospectus supplement.

        The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of common stock.

        As used in this prospectus supplement, "Lincoln," the "Company," "we," "our," and "us" mean Lincoln Educational Services Corporation and its wholly owned subsidiaries. The term "selling stockholder" refers to the selling stockholder named in this prospectus supplement under the caption "Selling Stockholder."

ii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain, or will contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

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  our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company or acquisitions;

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  our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis;

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  risks associated with the opening of new campuses;

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  risks associated with integration of acquired schools;

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  industry competition;

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  our ability to continue to execute our growth strategies;

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  conditions and trends in our industry;

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  general economic conditions; and

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  other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in this prospectus supplement, the accompanying prospectus or in the documents incorporated herein and therein by reference.

        Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein, in the accompanying prospectus or in the documents incorporated herein and therein by reference.

iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors," the financial statements and notes and other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, industry data are derived from publicly available sources, which we have not independently verified.

 Lincoln Educational Services Corporation

Overview

        We are a leading provider of diversified career-oriented post-secondary education as measured by total enrollment. We offer recent high school graduates and working adults degree and diploma programs in five areas of study: health sciences, automotive technology, skilled trades, hospitality services and business and information technology.

        As of December 31, 2009, we had 29,340 students enrolled at 43 campuses in 17 states, including through our on-line programs. For the year ended December 31, 2009, our average enrollment was 27,808, a 39.0% increase from the prior year. Of this average enrollment, health sciences accounted for 37%, automotive technology accounted for 31%, skilled trades accounted for 13%, hospitality services accounted for 10% and business and information technology accounted for 9%. As of December 31, 2009, 77% of our students were enrolled in diploma programs and 23% were enrolled in degree granting programs, primarily at the associate's degree level.

        We generated $552.5 million of revenues and $88.3 million of operating income for the year ended December 31, 2009, which represents an increase of 46.6% and 148.3%, respectively, over 2008.

        All of our schools operate under the Lincoln Technical Institute, Lincoln College of Technology and Lincoln College of New England brand names, except for Nashville Auto-Diesel College, or NADC, Southwestern College, Clemens College and Euphoria Institute of Beauty Arts and Sciences, which continue to operate under their previous names. Most of our campuses serve major metropolitan markets and each typically offers courses in multiple areas of study. Five of our campuses are destination schools, which attract students from across the United States and, in some cases, from abroad. Our other campuses primarily attract students from their local communities and surrounding areas. All of our schools are nationally or regionally accredited and are eligible to participate in federal financial aid programs by the U.S. Department of Education, or DOE, and applicable state education agencies and accrediting commissions which allow students to apply for and access federal student loans as well as other forms of financial aid.

Recent Regulatory Development

        On March 21, 2010, the U.S. House of Representatives passed the Health Care and Education Affordability Reconciliation Act of 2010, or HCEARA, which contains revised versions of student aid provisions in the Student Aid and Fiscal Responsibility Act of 2009, H.R. 3221, or SAFRA, which was passed by the House of Representatives in September 2009, but not enacted into law. The HCEARA legislation does not contain certain provisions contained in the SAFRA legislation, including provisions that would have created a new Federal Direct Perkins Loan program and would have provided relief to for-profit institutions by amending the 90/10 rule to (i) extend to July 2012 the ability of for-profit institutions to exclude from their Title IV revenues the additional $2,000 per student in certain annual federal student loan amounts that became available in June 2008, (ii) exclude from the 90/10 rule calculation for the period July 1, 2010 through July 1, 2012 the revenue received from loans disbursed under the Federal Direct Perkins Loan program and (iii) give for-profit institutions three years (as opposed to two) to come into compliance with the 90/10 rule before becoming ineligible to participate in the Title IV programs if the second year ends between July 1, 2008 and June 30, 2011. The HCEARA would amend the Higher Education Act to prohibit new federally guaranteed loans from being made under the Federal Family Education Loan, or FFEL, Program, beginning on July 1, 2010, at which time institutions would be required to certify loans through the Federal Direct Loan Program rather than through the FFEL Program. The HCEARA has not been passed by the U.S. Congress and is subject to further review and amendment.

Principal Stockholder

        Stonington Partners, Inc. II, our principal stockholder, manages $1.0 billion in private equity funds. Alexis P. Michas, a Managing Partner of Stonington, and James J. Burke, Jr., a Partner of Stonington, are members of our board of directors.

        As of March 19, 2010, Stonington Partners, Inc. II beneficially owns, through Back to School Acquisition, L.L.C., its controlled subsidiary, 31.7% of our outstanding shares of common stock. Back to School Acquisition, L.L.C. is the selling stockholder in this offering. After giving effect to this offering, Back to School Acquisition, L.L.C. will continue to beneficially own 20.1% of our outstanding shares of common stock.

        Our principal executive offices are located at 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, and our telephone number at that address is (973) 736-9340. Our website is www.lincolnedu.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by the selling stockholder	3,000,000 shares
Common stock outstanding before and after the offering	25,929,918 shares
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder, but will pay all expenses of this offering, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholder.
Risk factors
See "Risk Factors" beginning on page S-4 of this prospectus supplement and in "Item 1.A Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
NASDAQ Global Select Market symbol	LINC

        The number of shares of common stock outstanding after this offering is based on 25,929,918 shares outstanding as of March 19, 2010 and assumes no exercise of outstanding stock options after that date. Unless we indicate otherwise, all information in this prospectus supplement excludes:

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  1,117,288 shares issuable upon the exercise of stock options granted to our employees and directors, of which 965,364 were exercisable at a weighted average exercise price of $11.28 as of March 19, 2010; and

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  shares available for future option grants.

RISK FACTORS

        An investment in our common stock is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Business and Industry

        For a discussion of the risks related to our business and industry, see "Risk Factors" included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Offering

The sale of shares in this offering by the selling stockholder will constitute a change in control of each of our schools under the DOE standards and standards of certain institutional accrediting agencies requiring each of our schools to apply for recertification for continued ability to participate in Title IV Programs and reaffirm certain accreditations. The failure to obtain the required recertifications and reaffirmations could have a material adverse effect on our results of operations.

        A significant disposition of our common stock, as made by the selling stockholder in this offering, would result in a change in control under the standards of the DOE and applicable state education agencies and accrediting commissions. The DOE, most state education agencies and our accrediting commissions each have standards pertaining to a change in control of schools that are not uniform and are subject to interpretation by these respective agencies. A change in control under the definition of one of these agencies would require the affected school to reaffirm the applicable DOE approval, state authorization or accreditation. Each school that undergoes a change in control under the standards of the DOE must apply for recertification for continued ability to participate in Title IV Programs. Some agencies would require approval prior to a sale or disposition that would result in a change in control in order to maintain authorization or accreditation. The requirements to obtain such reaffirmation from the states and our accrediting commissions vary widely.

        DOE regulations describe some transactions that constitute a change in control, including the transfer of a controlling interest in the voting stock of an institution or the institution's parent corporation. For a publicly traded corporation, DOE regulations provide that a change in ownership resulting in a change of control occurs in one of two ways: (a) if a person acquires ownership and control of the corporation so that the corporation is required to file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the change in control or (b) if the corporation has a stockholder that owns at least 25% of the total outstanding voting stock of the corporation and is the largest stockholder of the corporation, and that stockholder ceases to own at least 25% of such stock or ceases to be the largest stockholder. The sale by the selling stockholder of the shares of common stock in this offering will cause the selling stockholder, who is also our largest stockholder, to own less than 25% of our total outstanding voting stock. As a result, this offering will constitute a change in ownership resulting in a change of control of each of our institutions under the DOE regulations. The DOE regulations state that an institution that undergoes a change in ownership that results in a change in control ceases to qualify as an institution eligible to participate in the Title IV programs upon the change in ownership and control; however, the DOE regulations provide that the DOE may continue the institution's participation in the Title IV programs on a provisional basis provided that the institution submits to the DOE a materially complete application (as defined in the

DOE regulations) for approval to participate in the Title IV programs no later than 10 business days after the change in ownership occurs. Promptly upon completion of this offering, and prior to this deadline, we intend to submit a materially complete application to the DOE for each of our institutions. If the DOE determines that our institutions have submitted materially complete applications, the DOE would provide each of our institutions with a Temporary Provisional Program Participation Agreement, or Temporary PPPA, which would extend the terms and conditions of the Program Participation Agreement that was in effect for each of our institutions before the sale of common stock by the selling stockholder, pending the DOE's consideration of each of our institution's application for approval to participate in the Title IV programs. The Temporary PPPA expires on the last day of the month following the month in which the change in ownership resulting in a change of control occurred unless we provide, on behalf of our institutions, documentation outlined in the DOE regulations to the DOE on or before that date. If a Temporary PPPA were to expire, an institution would become ineligible to participate in the Title IV programs until the DOE completed its review of the institution's application for approval to participate in the Title IV programs. If the institution provides the DOE with the required documentation, the DOE will extend the Temporary PPPA on a month-to-month basis until the DOE completes its review of the application for approval to participate in the Title IV programs and either signs a new Provisional Program Participation Agreement with the institution or notifies the institution that its application is denied. If the DOE denies the application of one or more of our institutions, each such institution, including its main campus and all of its additional locations, would be ineligible to participate in the Title IV programs. In addition, we are awaiting approval from the DOE of a recent merger of two of our institutions, Briarwood College, or Briarwood, and Clemens College, or Clemens, which merged into one institution under a new name, Lincoln College of New England, in January 2010. We have received approvals of the merger and name change from the Connecticut Department of Higher Education and from the New England Association of Schools and Colleges, or NEASC. We received correspondence from the DOE confirming that the merger does not constitute a change in ownership resulting in a change of control and that Briarwood and Clemens may continue to provide Title IV funds to students as they did prior to the merger until receiving approval of the merger. However, the DOE will not issue a final approval of the merger until it has completed the review of our financial statements for the 2009 fiscal year. We expect that the DOE will review the merger application during or as part of its review of the change of control applications that we will submit in connection with this offering. We cannot assure you that the DOE will approve each of our institutions to participate in the Title IV programs following this offering. If the DOE approves each of our institution's applications to participate in the Title IV programs, each of our institutions would receive a provisional Program Participation Agreement and would be placed on provisional certification for a period that typically extends for three years, although the DOE could select a different duration.

        We have received written confirmation from all state education agencies that license our institutions to operate in the states in which those institutions are physically located that the offering of shares of our common stock by the selling stockholder covered by this prospectus supplement would not constitute a change in control requiring agency approval provided that no other stockholder will own more than 25% of our outstanding voting stock following the offering and that the offering will not result in a change in our board of directors. If one of those circumstances were to occur, one or more state education agencies could determine that the offering would result in a change in ownership and require us to obtain approval of the offering or to obtain a new license (for example, the Maryland Higher Education Commission notified us that if the offering results in a new majority owner, the change in ownership would be subject to its approval); however, neither of those circumstances is expected to occur as a result of this offering.

        The offering will constitute a change in ownership under the standards of the Accrediting Commission of Career Schools and Colleges, or ACCSC, which is one of our four institutional accrediting agencies. ACCSC standards require each school to obtain approval of the transfer of accreditation that would result from the change of ownership and control by submitting an Application for a Change of Ownership—Part I. In connection with this offering, we submitted applications for each of our ACCSC-accredited schools, and ACCSC has issued a letter approving the transfer of accreditation for each of these ACCSC-accredited schools. Under ACCSC standards, we will be required to obtain further approval from ACCSC for each of our ACCSC-accredited schools by submitting to ACCSC an Application for a Change of Ownership—Part II for each school within 45 days after the completion of this offering. Promptly upon completion of this offering, we intend to submit this application to the ACCSC for each of our ACCSC-accredited schools prior to this deadline. If ACCSC denies a school's application, it would remove the school from the list of ACCSC-accredited schools, and the resulting loss of accreditation would result in such school's loss of eligibility to participate in the Title IV programs and could result in the school's loss of state authorization. If a school's application is approved, ACCSC will continue the school's accreditation under the new ownership. The Accrediting Council for Independent Colleges and Schools, or ACICS, which is another of our institutional accrediting agencies, has informed us in writing that this offering will not constitute a change in ownership under its standards. We have also received written confirmation from NEASC that this offering will not constitute a substantive change and therefore does not require NEASC approval. We will be required to notify the Accrediting Bureau of Health Education Schools, or ABHES, another of our four accrediting agencies, of this offering. Because ABHES has already determined that Stonington's offering of our common stock in September 2009 resulted in change in ownership of our schools and approved our application for change in ownership in connection with such transaction, we do not expect ABHES to deem this offering as an additional change in ownership. If ABHES determines that the offering is a change in ownership, our ABHES accredited schools would not be required to apply for and obtain ABHES approval until 30 days after the completion of the offering. If required, we will apply for ABHES approval within 30 days after the completion of the offering. We cannot assure you that each of the aforementioned state and accrediting agencies and the DOE would approve any applications they will or may require in connection with the offering. If such approvals are not received, it may have a material impact on the operation of our schools and our results of operations.

        In addition, future sales by the selling stockholder, other stockholders or us may result in a change in control under any of the DOE or state authorization and accreditation standards.

        For more information, see "Business—Regulatory Environment—Change of Control" and "Risk Factors—Risks Related to Our Industry" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The price of our common stock may be volatile and you could lose all or part of your investment.

        Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock has fluctuated significantly in the past and could fluctuate significantly in the future for various reasons, which include:

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  actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

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  changes in market valuations or operating performance of our competitors or companies similar to ours;

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  additions and departures of key personnel;

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  the public's reaction to our and our competitors' press releases, other public announcements and filings with the SEC;

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  damage to our reputation or other adverse effects as a result of negative publicity in the media, in industry or governmental reports, or otherwise, affecting us or other companies in the for-profit post-secondary education sector;

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  variance in our financial performance from the expectations of market analysts, including changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

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  new laws or regulations or new interpretations of laws or regulations applicable to our business;

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  changes in accounting standards, policies, guidance, interpretations or principles;

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  seasonality and changes in general conditions in the United States and global economies or financial and credit markets, including those resulting from war, incidents of terrorism or responses to such events; and

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  sales of common stock by our directors, executive officers or principal stockholders.

        In addition, in recent years, the stock market has experienced substantial price and volume fluctuations. In the fourth quarter of 2008 and the first quarter of 2009, the volatility in capital markets reached unprecedented levels. This volatility has had a significant impact on the market price of securities issued by many companies including us and the companies in our industry. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

        In the past, following periods of market volatility in the price of a company's securities, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, causing our business to suffer.

Future sales, or the possibility of future sales, of a substantial amount of our common stock may depress the price of the shares of our common stock.

        Future sales, or the availability for sale in the public market, of substantial amounts of our common stock may adversely affect the market price of our common stock. Such sales could also create public perception of difficulties or problems with our business. These sales might also make it more difficult for us to sell securities in the future at a time and price that we deem necessary or appropriate.

        We have 25,929,918 shares of common stock outstanding, assuming no exercise of outstanding stock options, of which:

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  all of the 3,000,000 shares to be sold in this offering may be resold in the public market immediately after this offering, except for any of the shares purchased by our affiliates; and

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  5,961,342 outstanding shares (excluding shares that may be acquired upon the exercise of options) are subject to lock-up agreements and will become available for resale in the public market beginning 40 days after the date of the purchase agreement (subject to limitations on resale that may be imposed by Rule 144 under the Securities Act).

        With limited exceptions, these lock-up agreements prohibit a stockholder from selling, contracting to sell or otherwise disposing of any common stock or securities that are convertible or exchangeable for common stock for 40 days from the date of the purchase agreement, although the underwriter may, in its sole discretion and at any time without notice, release all or any portion of the shares subject to these lock-up agreements. The underwriter has advised us that it has no present intent or arrangement to release any shares subject to a lock-up, and will consider the release of any lock-up on a case-by-case basis. Upon a request to release any shares subject to a lock-up, the underwriter would consider the particular circumstances surrounding the request, including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request, the possible impact on the market or our common stock and whether the holder of our shares requesting the release is an officer, director or other affiliate of ours. As a result of these lock-up agreements, notwithstanding earlier eligibility for sale under the provisions of Rule 144 or otherwise, none of these shares may be sold until at least 40 days after the date of the purchase agreement.

        As restrictions on resale end, our stock price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These sales might also make it more difficult for us to sell securities in the future at a time and at a price that we deem appropriate.

        Our largest stockholder, Stonington, is selling, through Back to School Acquisition, L.L.C, 3,000,000 shares of the 8,211,104 shares of our common stock that it beneficially owns. The sale by Stonington represents 11.6% of our outstanding common stock as of March 19, 2010. Such sales, and future similar sales, may cause the market price of our common stock to fall.

Anti-takeover provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and New Jersey law could discourage a change of control that our stockholders may favor, which could negatively affect our stock price.

        Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and applicable provisions of the New Jersey Business Corporation Act may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of our common stock. For example, applicable provisions of the New Jersey Business Corporation Act may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of five years after the person becomes an interested stockholder. Furthermore, our amended and restated certificate of incorporation and amended and restated bylaws:

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  authorize the issuance of blank check preferred stock that could be issued by our board of directors to thwart a takeover attempt;

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  prohibit cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors;

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  require super-majority voting to effect amendments to certain provisions of our amended and restated certificate of incorporation;

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  limit who may call special meetings of both the board of directors and stockholders;

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  prohibit stockholder action by non-unanimous written consent and otherwise require all stockholder actions to be taken at a meeting of the stockholders;

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  establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholders' meetings; and

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  require that vacancies on the board of directors, including newly created directorships, be filled only by a majority vote of directors then in office.

We can issue shares of preferred stock without shareholder approval, which could adversely affect the rights of common stockholders.

        Our amended and restated certificate of incorporation permits us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our stockholders. The rights of holders of our common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our company, depriving common stockholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

We have never declared or paid dividends on our common stock and we do not anticipate declaring or paying dividends on our common stock in the foreseeable future.

        We have never declared or paid dividends on our common stock and we do not anticipate declaring or paying dividends on our common stock in the foreseeable future. Instead, we currently anticipate that we will retain all of our future earnings, if any, to fund the operation and expansion of our business and to use as working capital and for other general corporate purposes. Our board of directors will determine whether to pay cash dividends in the future based on conditions then existing and the financial responsibility standards prescribed by the DOE, as well as any economic and other conditions that our board of directors may deem relevant. In addition, our ability to declare and pay dividends is subject to certain restrictions under our existing credit agreement.

Although we are no longer a "controlled company" under rules of the NASDAQ Global Select Market, a transition period is allowed before we will be required to fully comply with certain corporate governance requirements applicable to companies whose stock is quoted on the NASDAQ Global Select Market.

        Prior to September 30, 2009, we were a "controlled company" under rules of the NASDAQ Global Select Market and availed ourselves of exemptions from certain corporate governance requirements, which provide protection to shareholders of companies whose stock is quoted on the NASDAQ Global Select Market. Specifically, these corporate governance requirements are:

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  a majority of our board of directors must consist of independent directors;

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  the compensation of executive officers must be determined, or recommended to our board of directors for determination, either by (a) a majority of the independent directors or (b) a compensation committee comprised solely of independent directors; and

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  director nominees must be selected, or recommended for our board of directors' selection, either by (a) a majority of the independent directors or (b) a nominations committee comprised solely of independent directors.

        As of September 30, 2009, these "controlled company" exemptions no longer applied because our largest shareholder owned less than 50% of the total voting power of our common stock. Pursuant to NASDAQ Marketplace Rules, we have a transition period during which we must comply with these requirements. We must fully comply with the requirements of the NASDAQ Marketplace Rules by September 30, 2010. Although we expect we will be in compliance with these requirements within the prescribed transition period, as of the date of this prospectus supplement, we have not completed such transition.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder, but pursuant to a registration rights agreement will pay all expenses of this offering, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholder.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "LINC." The following table shows the high and low closing sales prices of our common stock as quoted on the NASDAQ Global Select Market for the periods indicated:

	High	Low
Fiscal Year Ended December 31, 2008
First Quarter	$14.55	$11.62
Second Quarter	$12.55	$10.79
Third Quarter	$15.64	$11.23
Fourth Quarter	$14.46	$10.75
	High	Low
Fiscal Year Ended December 31, 2009
First Quarter	$18.32	$10.88
Second Quarter	$20.93	$14.49
Third Quarter	$23.50	$18.44
Fourth Quarter	$24.49	$19.66
	High	Low
Fiscal Year Ended December 31, 2010
First Quarter (through March 30, 2010)	$28.10	$19.10

        As of March 30, 2010, the last reported sale price of our common stock on the NASDAQ Global Select Market was $26.50 per share. As of March 19, 2010, based on the information provided by Continental Stock Transfer & Trust Company, there were approximately 16 stockholders of record of our common stock.

SELLING STOCKHOLDER

        The following table, which was prepared based on information filed publicly or supplied to us by the selling stockholder, sets forth the name of the selling stockholder, the number of common shares owned by the selling stockholder as of March 19, 2010 and the number of shares to be offered by the selling stockholder pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common shares by the selling stockholder as adjusted to reflect the assumed sale of the shares offered under this prospectus supplement.

        The number of shares disclosed in the table below as "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security.

        The percentage of beneficial ownership is based on 25,929,918 shares of voting common stock outstanding on March 19, 2010. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it.

	Beneficial Ownership Prior to Offering				Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares of Common Stock	Percentage	Number of Shares Offered in this Offering		Number of Shares of Common Stock	Percentage
Back to School Acquisition, L.L.C.(1)	8,211,104	31.7%	3,000,000	(2)	5,211,104	20.1%

(1)
Based solely on the information reported in a statement on Schedule 13G/A filed with the SEC on February 16, 2010 by Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc., Stonington Partners, Inc. II, collectively, the Stonington Entities and Back to School Acquisition, L.L.C., or BSA, and information provided to us by Stonington Entities, BSA and Five Mile River Capital Partners LLC, or FMRCP, Hart Capital LLC and Steven W. Hart. The Stonington Entities control and have a 100% economic interest in BSA. BSA (i) owns 6,908,000 shares; (ii) has the power to direct the voting and, in certain circumstances the disposition, of 1,287,100 shares through a stockholders' agreement with FMRCP (of which Hart Capital LLC is the managing member), (iii) has the power to direct the voting and, in certain circumstances the disposition, of 10,364 shares through stockholders' agreements with Steven W. Hart and various Hart family trusts and (iv) has the power to direct the voting, under certain circumstances, through the exercise of drag-along rights, the disposition of 5,640 shares through a stockholders' agreement dated as of June 22, 2005 with Steven W. Hart, the Steven W. Hart 2003 Grantor Retained Annuity Trust (which trust terminated by its own terms on December 24, 2005) and us. Alexis P. Michas is the Managing Partner of Stonington Partners, Inc. II and James J. Burke, Jr. is a Partner of Stonington Partners, Inc. II. Both are members of our board of directors. We have not attempted to independently verify any of the foregoing information. Both BSA and Stonington Partners, Inc. II have their business address at 600 Madison Avenue, 16th Floor, New York, New York 10022.

(2)
Represents shares owned by BSA.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS
FOR NON-UNITED STATES HOLDERS

        The following discussion is a general summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to "Non-U.S. Holders." As used herein, a Non-U.S. Holder means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets (i.e., generally, for investment). For U.S. federal income tax purposes, a U.S. person includes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other business entity taxable as a corporation) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income regardless of source; or

  •
  a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons, or (B) otherwise has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

        If a partnership holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its independent tax advisor as to its tax consequences relating to the ownership and disposition of our common stock.

        This summary does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position and does not consider U.S. state and local or non-U.S. tax consequences or U.S. federal tax consequences other than income and estate tax consequences. It also does not consider Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a "straddle," "hedge," "conversion transaction" or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, foreign tax-exempt organizations, former U.S. citizens or residents and persons who hold or receive common stock as compensation). This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and different interpretations.

        This summary is included herein as general information only. Accordingly, each prospective Non-U.S. Holder is urged to consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of holding and disposing of our common stock.

U.S. Trade or Business Income

        For purposes of this discussion, dividend income, and gain on the sale or other taxable disposition of our common stock, will be considered to be "U.S. trade or business income" if such dividend income or gain is (i) effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States and (ii) in the case of a Non-U.S. Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the Non-U.S. Holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the Non-U.S. Holder complies with applicable certification and disclosure requirements); instead, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as income of a U.S. person. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation also may be subject to a "branch profits tax" at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty, under specific circumstances.

Dividends

        Distributions of cash or property that we pay on our common stock will be taxable as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder's tax basis in our common stock, and thereafter will be treated as capital gain. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or appropriate substitute or successor form) certifying its entitlement to benefits under the treaty. A Non-U.S. Holder of our common stock that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing a timely claim for a refund with the IRS. A Non-U.S. Holder should consult its own independent tax advisor regarding its possible entitlement to benefits under an income tax treaty.

        The U.S. federal withholding tax does not apply to dividends that are U.S. trade or business income, as described above, of a Non-U.S. Holder who provides a properly executed IRS Form W-8ECI (or appropriate substitute or successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

Dispositions of Our Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized on a sale, exchange or other disposition of our common stock unless:

  (1)
  the gain is U.S. trade or business income, as described above;

  (2)
  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions; or

  (3)
  we are or have been a "U.S. real property holding corporation" (a "USRPHC") under section 897 of the Code at any time during the shorter of the five-year period ending on the date of such disposition and the Non-U.S. Holder's holding period for our common stock.

        In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market values of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. For this purpose, real property interests include land, improvements, and associated personal property. We do not believe that we currently are a USRPHC, although no assurances can be made that the IRS will not take a contrary position or that our circumstances will not change in the future. If we are found to be a USRPHC, a Non-U.S. Holder nevertheless will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale or other disposition of our common stock so long as our common stock is "regularly traded on an established securities market" as defined under applicable U.S. Treasury regulations and such Non-U.S. Holder owns, actually and constructively, 5% or less of our common stock during the shorter of the five-year period ending on the date of disposition and such Non-U.S. Holder's holding period for our common stock. Prospective investors should be aware that no assurance can be given that our common stock will be so regularly traded when a Non-U.S. Holder sells its shares of our common stock.

U.S. Federal Estate Taxes

        Shares of our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Requirements

        We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax (and the amount of tax withheld), or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a Non-U.S. Holder of our common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or appropriate substitute or successor form) or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the U.S. Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Non-U.S. Holders should consult their own independent tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, if the Non-U.S. Holder provides the required information to the IRS on a timely basis.

Recent Legislation Imposing Additional Disclosure Requirements on Foreign Entities

        Non-U.S. Holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends in respect of our common stock and gross proceeds from the sale or other disposition of shares of our common stock) made to a foreign entity that fails to disclose the identity of its direct or indirect "substantial United States owners" or to certify that it has no such owners. Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance. Non-U.S. Holders should consult their own tax advisors regarding the potential application and impact of these new requirements based upon their particular circumstances.

UNDERWRITING

        Barclays Capital Inc. is acting as the underwriter for this offering. Subject to the terms and conditions set forth in the purchase agreement among us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder all 3,000,000 shares of common stock offered hereby.

        We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter has advised us and the selling stockholder that it proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholder.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions paid by the selling stockholder	$	$
Proceeds, before expenses, to the selling stockholder	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at approximately $0.4 million and are payable by us.

No Sales of Similar Securities

        We, the selling stockholder, our executive officers and directors have agreed, subject to limited exceptions, not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for or repayable with common stock, for 40 days after the date of the purchase agreement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant to purchase any common stock,

  •
  otherwise dispose of or transfer any common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

        The underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. The underwriter has advised us that it has no present intent or arrangement to release any shares subject to a lock-up, and will consider the release of any lock-up on a case-by-case basis. Upon a request to release any shares subject to a lock-up, the underwriter would consider the particular circumstances surrounding the request, including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request, the possible impact on the market or our common stock and whether the holder of our shares requesting the release is an officer, director or other affiliate of ours. As a result of these lock-up agreements, notwithstanding earlier eligibility for sale under the provisions of Rule 144 or otherwise, none of these shares may be sold until 40 days after the date of the purchase agreement.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock.

Price Stabilization and Short Positions

        Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        If the underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

        Neither we, the selling stockholder nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we, the selling stockholder nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

        The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to us and the selling stockholder for which services they have received, and may in the future receive, customary fees. Barclays Capital Inc. and its affiliates also hold shares of our common stock, which in aggregate comprise approximately 1% of our total issued and outstanding shares as of March 19, 2010. Additionally, Barclays Capital Inc. acted as a joint book-running manager for the offerings of our common stock by us and certain selling stockholders in February and September 2009 as well as sole-book-running manager in connection with a block trade by the selling stockholder in December 2009 for which they received customary fees.

Electronic Distribution

        A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the shares of our common stock, has represented and agreed that it and each such affiliate have not made and will not make an offer of shares of our common stock which are subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than A43,000,000 and (3) an annual net turnover of more than A50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the offers to the public contemplated in this prospectus supplement and the accompanying prospectus will be deemed to have represented, warranted and agreed to and with the underwriter that in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

        For purposes of this provision, the expression an "offer of shares of our common stock" in relation to any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        The underwriter has represented and agreed that it and each such affiliate have:

  (a)
  only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us or the selling stockholder; and

  (b)
  complied and will comply with the applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

        This prospectus is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        This prospectus supplement and the accompanying prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the Financial Promotion Order), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

 LEGAL MATTERS

        Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters for us. The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by McCarter & English, LLP, Newark, New Jersey. The underwriter is represented by Latham & Watkins LLP, Los Angeles, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus supplement by referring you to publicly filed documents that contain the omitted information.

        You can read and copy any materials on file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

        The information incorporated by reference is an important part of this prospectus supplement, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our common stock covered by this prospectus supplement (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  our Current Reports on Form 8-K filed on March 3, 2010 (but only with respect to the disclosure under Item 5.02 included in such report) and March 30, 2010;

  •
  our Proxy Statement filed March 24, 2010; and

  •
  the description of our common stock included in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on June 22, 2005.

        You may also request a copy of the information we incorporate by reference in this prospectus supplement at no cost by writing or telephoning us at Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations, (973) 736-9340.

        Information is also available on our website at www.lincolnedu.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus supplement.

PROSPECTUS

22,024,003 Shares

Lincoln Educational Services Corporation

Common Stock

        We may offer and sell, from time to time, up to 1,500,000 shares of our common stock, and the selling stockholders named under the caption "Selling Stockholders" in this prospectus may offer and sell, from time to time, up to 20,524,003 shares of our common stock. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

        When we or the selling stockholders offer shares of our common stock, we will provide the specific terms of such offerings in supplements to this prospectus. The shares of our common stock may be offered for sale in a number of different ways and at market prices prevailing at the time of sale or at privately negotiated prices. More information about how the shares of our common stock may be sold is included in the section entitled "Plan of Distribution" contained in this prospectus.

        This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

        Our common stock is listed on the Nasdaq Global Market under the symbol "LINC." On August 6, 2008, the closing price of our common stock on the Nasdaq Global Market was $14.82 per share.

        The aggregate market value of our outstanding common stock held by non-affiliates was $67,713,499, which is calculated based on 4,569,062 shares of common stock held by non-affiliates as of August 6, 2008 and on a price per share of our common stock of $14.82, representing the closing per share price of our common stock on August 6, 2008. We have not offered any common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including August 7, 2008.

        Investing in our common stock involves risks. You should carefully read the risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus, in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission and in any applicable prospectus supplement before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2008.

        You should rely only on the information included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission, or the SEC, in connection with this offering. Neither we nor the selling stockholders have authorized anyone to provide you with any other information. If anyone provides you with different or additional information you should not rely on it. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the SEC's "shelf registration" rules. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may offer and sell, from time to time, up to an aggregate of 1,500,000 shares of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders named in this prospectus under the caption "Selling Stockholders" may offer and sell, from time to time, in one or more offerings, up to an aggregate of 20,524,003 shares of our common stock.

        This prospectus provides you with a description of our common stock as well as other information you should know before investing in our common stock. Each time we or the selling stockholders offer and sell our common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of that specific offering of our common stock and the specific manner in which it may be offered. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find Additional Information and Incorporation of Certain Information by Reference" before making an investment decision. This prospectus may not be used to sell our common stock unless it is accompanied by a prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under "Where You Can Find Additional Information and Incorporation of Certain Information by Reference." We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.

        As used in this prospectus, "Lincoln," "the Company," "we," "our," or "us" mean Lincoln Educational Services Corporation and its wholly owned subsidiaries. The term "selling stockholders" refers, collectively, to the selling stockholders named under the caption "Selling Stockholders" in this prospectus.

ii

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain, or will contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

  •
  actual or anticipated fluctuations in our results of operations;

  •
  our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company;

  •
  our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis;

  •
  risks associated with the opening of new campuses;

  •
  risks associated with integration of acquired schools;

  •
  industry competition;

  •
  our ability to continue to execute our growth strategies;

  •
  conditions and trends in our industry;

  •
  general and economic conditions; and

  •
  other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in this prospectus, any prospectus supplement or in the documents incorporated herein by reference.

        Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein.

iii

LINCOLN EDUCATIONAL SERVICES CORPORATION

        We are a leading and diversified for-profit provider of career-oriented post-secondary education. We offer recent high school graduates and working adults degree and diploma programs in five areas of study: automotive technology, health sciences, skilled trades, business and information technology and hospitality services. We have provided the workforce with skilled technicians since our inception in 1946. As of June 30, 2008, we operated 35 campuses in 17 states under five brands: Lincoln Technical Institute, Lincoln College of Technology, Nashville Auto-Diesel College, Southwestern College and Euphoria Institute of Beauty Arts and Sciences. We had a combined average enrollment of approximately 18,540 students for the quarter ended June 30, 2008.

        Our principal executive offices are located at 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, and our telephone number at that address is (973) 736-9340. Our website is www.lincolneducationalservices.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

 RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption "Risk Factors" included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of our common stock by us or the selling stockholders.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

        Except as may otherwise be described in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of the common stock by us under this prospectus for general corporate or working capital purposes, which may include, among other things, capital expenditures, repaying indebtedness, funding acquisitions and investments. We routinely consider acquiring companies in our industry. At any given time, we may be in discussions to acquire one or more companies. Depending upon the timing of any future acquisition, we may use the net proceeds from any sale of common stock offered by us under this prospectus toward the purchase price of such acquisitions. Additional information on the use of net proceeds from any sale of common stock offered by us under this prospectus will be set forth in the prospectus supplement or other offering material relating to such offering.

        We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

DIVIDEND POLICY

        We have never declared or paid dividends on our common stock and we do not anticipate declaring or paying dividends on our common stock in the foreseeable future. Instead, we currently anticipate that we will retain all of our future earnings, if any, to fund the operation and expansion of our business and to use as working capital and for other general corporate purposes. Our board of directors will determine whether to pay cash dividends in the future based on conditions then existing and the financial responsibility standards prescribed by the U.S. Department of Education, as well as any economic and other conditions that our board of directors may deem relevant. In addition, our ability to declare and pay dividends is subject to certain restrictions under our existing credit agreement.

 SELLING STOCKHOLDERS

        Each of the selling stockholders may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled "Plan of Distribution" and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts and commissions, which will be borne by the selling stockholders.

        The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth the information regarding the beneficial ownership of outstanding shares of our common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

        The number of shares disclosed in the table below as "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 5, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.

        The percentages of beneficial ownership is based on 25,427,733 shares of common stock outstanding on August 5, 2008. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

	Beneficial Ownership Prior to Offering				Beneficial Ownership After Offering
			Maximum Number of Shares Offered in this Offering(1)
Name of Selling Stockholder	Number of Shares of Common Stock	Percentage			Number of Shares of Common Stock(2)	Percentage(2)
Back to School Acquisition, L.L.C.(3)	20,334,003	80.0%	18,165,500	(9)	—	—
Hart Capital LLC(4)	2,159,139	8.5%	2,159,139	(10)	—	—
Steven Hart Estate Reduction Trust FBO Nicholas DeQuinzio Hart, Marilyn D. Hart trustee(5)	2,341	*	2,341		—	—
Steven Hart Estate Reduction Trust FBO Jordan Campbell Hart, Marilyn D. Hart trustee(5)	2,341	*	2,341		—	—
Steven Hart Estate Reduction Trust FBO Christopher Weber Hart, Marilyn D. Hart trustee(5)	2,341	*	2,341		—	—
Steven Hart Estate Reduction Trust FBO Sarah Elizabeth Hart, Marilyn D. Hart trustee(5)	2,341	*	2,341		—	—
Management Stockholders(6):
David F. Carney(7)	564,943	2.2%	150,000		414,943	1.5%
Scott M. Shaw(8)	416,664	1.6%	40,000		376,664	1.4%

*
Denotes less than 1%.

(1)
Represents the total number of shares of our common stock that the respective selling stockholders may offer under this prospectus.

(2)
We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus, if at all. The selling stockholders may sell the shares covered by this prospectus from time to time and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholders. For purposes of this table we have also assumed that we have sold all 1,500,000 shares covered by this prospectus.

(3)
Based solely on the information reported in a statement on Schedule 13G/A filed with the SEC on February 14, 2008 by Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc., Stonington Partners, Inc. II (collectively, the "Stonington Entities") and Back to School Acquisition, L.L.C. ("BSA"), and information provided to us by Stonington Entities, BSA and Five Mile River Capital Partners LLC ("FMRCP"), Hart Capital LLC and Steven W. Hart. The Stonington Entities control and have a 100% economic interest in BSA. BSA (i) owns 18,165,500 shares; (ii) has the power to direct the voting and, in certain circumstances the disposition, of 2,104,600 shares through a stockholders' agreement with FMRCP (of which Hart Capital LLC is the managing member), (iii) has the power to direct the voting and, in certain circumstances the disposition, of 13,005 shares through stockholders' agreements with Steven W. Hart and various Hart family trusts, and (iv) will have the power to direct the voting, and in certain circumstances the disposition, of 50,898 shares upon the exercise of currently exercisable options held by Steven W. Hart through a stockholders' agreement with Steven W. Hart. Alexis P. Michas is the Managing Partner of Stonington Partners, Inc. II and James J. Burke, Jr. is a Partner of Stonington Partners, Inc. II. Both are members of our board of directors. We have not attempted to independently verify any of the foregoing information. Both BSA and Stonington Partners, Inc. II have their business address at 540 Madison Avenue, 25th Floor, New York, New York 10022.

(4)
Based solely on the information reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2008 by Steven W. Hart, FMRCP and Hart Capital LLC, and information provided to us by Steven W. Hart, FMRCP and Hart Capital LLC. The total number of shares consists of (i) 2,104,600 shares held by FMRCP (of which Hart Capital LLC is the managing member), (ii) 3,641 shares held by Steven W. Hart, and (iii) 50,898 shares issuable upon the exercise of currently exercisable options held by Steven W. Hart. Steven W. Hart, a former member of our board of directors, is a Managing Director of Hart Capital LLC. Marilyn D. Hart is Steven W. Hart's wife. We have not attempted to independently verify any of the foregoing information. Steven W. Hart, FMRCP and Hart Capital LLC have their business address at 137 Rowayton Avenue, Rowayton, Connecticut 06853.

(5)
Based solely on information provided to us by Steven W. Hart, FMRCP and Hart Capital LLC.

(6)
Unless otherwise noted, the business address for each of the management stockholders is 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

(7)
Includes 227,288 shares of common stock currently held of record, of which 12,000 shares are outstanding shares of restricted stock granted on February 29, 2008 and held in escrow, which will vest ratably over the five years subsequent to the date of grant. Also includes options to purchase 337,655 shares of common stock.

(8)
Includes 135,386 shares of common stock currently held of record, of which 60,000 shares are outstanding shares of restricted stock granted on October 30, 2007 (50,000 shares) and February 29, 2008 (10,000 shares) and held in escrow, which will vest ratably over the five years subsequent to the date of grant. Also includes options to purchase 281,278 shares of common stock.

(9)
Represents shares owned by BSA.

(10)
Represents shares described in note (4).

DESCRIPTION OF CAPITAL STOCK

General

        The following is a description of the material terms of our capital stock included in our amended and restated certificate of incorporation and amended and restated bylaws and is only a summary. You should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference in this prospectus, for more information.

        We are currently authorized to issue 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock.

Common Stock

        As of August 5, 2008 there were 25,427,733 shares of common stock outstanding, which were held of record by 19 stockholders.

        Voting rights.    The holders of our common stock will be entitled to one vote per share for each share held of record on any matter to be voted upon by stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting in connection with the election of directors and, accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors standing for election.

        Dividend rights.    All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources. Our existing credit agreement currently imposes restrictions on our ability to declare dividends with respect to our common stock.

        Liquidation rights.    Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including obligations on our preferred stock.

        Other matters.    The holders of our common stock have no preemptive or conversion rights and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to the rights of holders of shares of any series or preferred stock that may be issued in the future. All outstanding shares of our common stock, including the outstanding common stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

        Our amended and restated certificate of incorporation provides for the authorization of 10,000,000 shares of preferred stock. We currently do not have any preferred stock issued or outstanding and no shares of our preferred stock will be outstanding immediately following the filing of this registration statement. The shares of preferred stock may be issued from time to time at the discretion of the board of directors without stockholder approval. The board of directors will be authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rate, the redemption provisions, conversion provisions, liquidation preference and other rights and privileges not in conflict with our amended and restated certificate of incorporation. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us. The issuance of our preferred stock provides needed flexibility in connection with possible acquisitions and other corporate purposes; however, the issuance could also make it more difficult for a third party to acquire a majority of our outstanding voting stock or discourage an attempt to gain control of us. In addition, the board of directors, without stockholder approval, will be able to issue shares of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of the holders of common stock. The rules of the Nasdaq Global Market, which will apply so long as our common stock is listed on the Nasdaq Global Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Directors' Exculpation and Indemnification

        Our amended and restated certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the New Jersey Business Corporation Act, or the NJBCA. The effect of this provision is to eliminate our rights, and our stockholders' rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director, except to the extent otherwise required by the NJBCA. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our amended and restated certificate of incorporation provides that, if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended. These provisions will not alter the liability of directors under federal or state securities laws.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

        We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the "New Jersey Shareholders Protection Act." Under the New Jersey Shareholders Protection Act, we are prohibited from engaging in any "business combination" with any "interested shareholder" for a period of five years following the time at which that shareholder becomes an "interested shareholder" unless the business combination is approved by our board of directors before that shareholder became an "interested shareholder." After this five-year period has expired, any business combination with an "interested shareholder" must be approved by holders of 66 2/3% of the voting shares not held by the "interested shareholder" or meet certain prescribed value requirements. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations.

        An "interested shareholder" is (i) any person that directly or indirectly beneficially owns 10% or more of the voting power of our outstanding voting stock; or (ii) any of our affiliates or associates (as those terms are defined in the New Jersey Shareholders Protection Act) that directly or indirectly beneficially owned 10% or more of the voting power of our then outstanding stock at any time within a five-year period immediately prior to the date in question.

Certain Provisions of Our Amended Certificate of Incorporation and Bylaws

        Board of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors shall consist of at least three directors but not more than eleven directors, as may be determined by the board of directors from time to time. Currently, our board of directors consists of nine directors, six of whom are independent directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum. Any such director so elected shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall have been elected and qualified. The limitation on filling vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company.

        Board meetings.    Our amended and restated bylaws provide that special meetings of the board of directors may be called by the chairman of our board of directors, our chief executive officer or by any two directors in office.

        Stockholder meetings.    Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by non-unanimous written action in lieu of a meeting. Our bylaws further provide that special meetings of the stockholders may only be called by the chairman of the board of directors, our president, by a committee that is duly designated by the board of directors, by resolution adopted by the affirmative vote of the majority of the board of directors or pursuant to an order of the New Jersey Superior Court in accordance with NJBCA.

        Requirements for advance notification of stockholder nominations and proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. In order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with requirements regarding advance notice and provide certain information to us. These provisions could have the effect of delaying until the next stockholders meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting and not by non-unanimous written consent.

        Stockholder action by written consent.    Our amended and restated certificate of incorporation and amended and restated bylaws prohibit stockholder action by non-unanimous written consent and require all such actions to be taken at a meeting of stockholders of our common stock.

        Cumulative voting.    Our amended and restated certificate of incorporation provides that our stockholders shall have no cumulative voting rights.

        Amendment of certificate of incorporation and bylaws.    The amendment of the provisions described above in our amended and restated certificate of incorporation generally will require the affirmative vote of a majority of our directors, as well as the affirmative vote of the holders of at least 66 2/3% of our then-outstanding voting stock. Our amended and restated bylaws may be amended (i) by the affirmative vote of the majority of our board of directors or (ii) by the affirmative vote of holders of a majority of our then outstanding voting stock.

Nasdaq Global Market Trading

        Shares of our common stock are listed for trading on the Nasdaq Global Market under the symbol "LINC."

Transfer Agent and Registrar

        Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

 PLAN OF DISTRIBUTION

        We and the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may, from time to time, offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock will be offered or sold.

        The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:

  •
  through one or more underwriters on a firm commitment or best efforts basis;

  •
  on the Nasdaq Global Market (including through at the market offerings);

  •
  in the over-the-counter market;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through put or call option transactions relating to our common stock;

  •
  in privately negotiated transactions; and

  •
  in any combination of these methods of sale.

        The applicable prospectus supplement will set forth:

  •
  the specific terms of the offering of our common stock, including the name or names of any selling stockholders and any underwriters, dealers or agents participating in the offering;

  •
  the purchase price of the common stock and the proceeds to us or the selling stockholders from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  the name of any securities exchange on which the common stock may be listed.

        Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or the selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with us or the selling stockholders. We or the selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Offers to purchase our securities may be solicited by agents designated by us or the selling stockholders from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the common stock for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions.

        If we or the selling stockholders use underwriters for an offering of the common stock, the underwriters may acquire the common stock for their own accounts. The underwriters may resell the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices. We or the selling stockholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the common stock.

        Under agreements into which we or the selling stockholders may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification, or contribution to payments they may be required to make, by us or the selling stockholders against some liabilities, including liabilities under the Securities Act. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.

        Any underwriting compensation we or the selling stockholders may pay to underwriters or agents in connection with any offering of the common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the common stock offered by this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We or the selling stockholders may grant to the underwriters options to purchase additional common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement.

        Underwriters and others participating in any offering of the common stock may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. We will describe any such activities in the prospectus supplement.

        Any underwriters, dealers or agents involved in any distribution or sale of our common stock may be customers of, engage in transactions with or perform services for us or the selling stockholders or any of our or their affiliates in the ordinary course of business.

        We will bear all costs, expenses and fees in connection with the registration and sale of the common stock. We will also bear the expense of all underwriting commissions and discounts, if any, attributable to the sales of the common stock by us but not by the selling stockholders.

LEGAL MATTERS

        Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters for us. The validity of the shares of common stock offered by this prospectus will be passed upon for us by McCarter & English, LLP, Newark, New Jersey.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Lincoln Educational Services Corporation for the fiscal year ended December 31, 2007, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the adoption of the provision of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," and (2) express an unqualified opinion on the effectiveness of the Company's internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

        You can read and copy any materials on file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

        The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

  •
  our Current Reports on Form 8-K filed April 1, 2008 and August 6, 2008 (but only with respect to the disclosure under Item 5.02 included in such report);

  •
  our Proxy Statement filed March 31, 2008; and

  •
  the description of our common stock included in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on June 22, 2005.

        You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing or telephoning us at Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations, (973) 736-9340.

        Information is also available on our website at www.lincolneducationalservices.com. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.